THE BANK OF NEW
YORK
 NEW YORKS FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN DEPOSITARY RECEIPTS

_________, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	Depositary Shares evidenced by the
American Depositary Receipts for
deposited shares of Vina Concha y Toro
S.A (File Nos. 33-84626)


***************************

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in the number of preferred shares represented by one American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Vina Concha y ToroS.A..

The Prospectus has been revised to reflect the new Ratio, and has been overstamped with:

Effective September 30, 2005, the ratio
has changed from one (1) American
Depositary Share representing fifty (50) shares to each American Depositary
Share representing twenty (20) Shares.

Attached to this letter is a copy of a letter from Vina Concha y Toro S.A. to The Bank of New
York requesting that the Ratio be changed.

Please contact me with any questions or
comments at 212 815-4831.


______________________
Name: Monica Vieira
Title:  Assistant Treasurer

Encl.


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